Exhibit 99.1

Press Release #201904	FOR IMMEDIATE RELEASE	February 26, 2019

Enertopia Sample Preparation Underway for Solution Testing

Kelowna, BC—Enertopia Corporation (ENRT) on the OTCQB and (TOP) on the CSE (the "Company" or "Enertopia") is pleased to announce the following synthetic solution testing update.

Since the fall 2018 Enertopia has been running tests to recover lithium in the most cost-effective manner from synthetic brine solutions produced by leaching surface, lithium bearing claystones. To date 32 solution tests have been run to create a data base that forms the building block for our upcoming solution tests.

Our 3rd phase of solution testing is expected to be in full swing by early March 2019. This third phase of solution testing will use drill core material from the diamond drill holes from our recently completed drilling program and will consist of 49 different sample intervals covering 397 feet of core.

Our pre-pH adjustments have demonstrated positive outcomes as contaminant minerals are greatly reduced allowing for a cleaner synthetic lithium brine to be processed using off the shelf technologies and variants developed by Entertopia.

The company's technical advisors believe the positive testing to date may warrant patent protection and thus the Company is keeping all internal data strictly confidential at this time. The Company has signed several NDA’s with industry partners as it works to reaching its goal of a low capex solution to battery grade lithium production.

“With our positive drill program completed our focus and energy can turn to our solution testing of the drilled lithium horizons. We continue to strive for a low-cost mining and processing solution to unlock the potential value of the Lithium enriched claystones.” Stated CEO Robert McAllister

The Qualified person:

The technical data in this news release have been reviewed by Douglas Wood, P.Geol a qualified person under the terms of NI 43-101.

About Enertopia:

A Company focused on using modern technology to build shareholder value. Enertopia is working to establish a lithium resource and at the same time working on extracting Lithium from its synthetic brine solutions by using industry leading proven technology.

Enertopia shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1.250.870.2219

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that a lithium resource will be outlined at the Clayton Valley, NV project or the testing for the brine recovery system will be effective for the recovery of Lithium and if effective will be economic or have any positive impact on Enertopia and that Enertopia will file for a patent protection. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release